                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our reports dated February 2, 2000, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc. ("Time Warner") and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P. included in Time Warner's Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, incorporated by reference in the Current Report on Form 8-K of AOL Time Warner Inc. dated January 11, 2001. Such Form 8-K is incorporated by reference in each of the following America Online, Inc. registration statements:

1)  No. 33-86392                       6)   No. 333-72499                 11)  No. 333-85343
2)  No. 33-86394                       7)   No. 333-76725                 12)  No. 333-85345
3)  No. 333-46633                      8)   No. 333-76743                 13)  No. 333-94259
4)  No. 333-57153                      9)   No. 333-79489                 14)  No. 333-30204
5)  No. 333-60623                      10)  No. 333-83409                 15)  No. 333-30208

and AOL Time Warner Inc. registration statements:

1)  No. 333-53564                      4)  No. 333-53574                  7) No. 333-53580
2)  No. 333-53568                      5)  No. 333-53576
3)  No. 333-53572                      6)  No. 333-53578


                                                     /s/ Ernst & Young LLP


New York, New York
January 8, 2001